UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 2, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080

(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

GlaxoSmithKline plc (GSK) is scheduled to present data from Phase 3 studies of umeclidinium/vilanterol (UMEC/VI) and Phase 1 studies of the ‘closed triple’ combination fluticasone furoate/umeclidinium/vilanterol (FF/UMEC/VI) at the European Respiratory Society (ERS) Annual Congress, Munich, Germany to be held from September 6, 2014 through September 10, 2014.  ANORO® ELLIPTA® is a once-daily combination treatment comprising two bronchodilators, UMEC, a long-acting muscarinic antagonist (LAMA), and VI, a long-acting beta2 agonist (LABA), in a single inhaler, the ELLIPTA®.  FF/UMEC/VI is being investigated as a once-daily 'closed triple' combination treatment of an inhaled corticosteroid, a LAMA and a LABA in patients with COPD.  A Phase 3 study of FF/UMEC/VI is currently ongoing.  FF/UMEC/VI is not approved anywhere in the world.  UMEC/VI has been developed and UMEC/FF/VI is being developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc.  Titles and abstracts of poster presentations can be found in the ERS 2014 conference website https://www.ersnetsecure.org/public/prg_congres.entree?ww_i_congres=149.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 2, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer